UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (?240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 6, 2026, Harvard Bioscience, Inc. (the “Company”) held its previously announced Special Meeting of Stockholders (the “Special Meeting”). A total of 27,715,066 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), were present electronically or by proxy at the Special Meeting, representing approximately 61.97% of the Company’s outstanding Common Stock as of the January 21, 2026 record date. The following are the voting results for the proposals considered and voted upon at the Special Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 30, 2026 (the “Proxy Statement”).

Proposal 1:	Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, at a ratio in the range of 1-for-5 and 1-for-15, with such ratio to be determined at the discretion of the Board of Directors (the “Board”) of the Company (the “Reverse Stock Split Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

27,004,721	677,700	32,645	0

Based on the votes set forth above, the stockholders approved the Reverse Stock Split Proposal.

Proposal 2:	Approval of the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposal No. 1 (the “Adjournment Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

26,970,042	630,369	114,655	0

Based on the votes set forth above, the stockholders approved the Adjournment Proposal.

Item 7.01 Regulation FD Disclosure

On March 6, 2026, the Company issued a press release announcing its intention to effect a reverse stock split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01 Other Events.

Following stockholder approval of the Reverse Stock Split Proposal, the Board approved a final reverse stock split ratio of 1-for-10. Following such approval, the Company filed an amendment to its Charter (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 4:30 p.m. Eastern Time on March 13, 2026 (“Effective Time”). Beginning on March 16, 2026, the Common Stock is expected to continue to trade on The Nasdaq Global Market on a split-adjusted basis under the symbol “HBIO” with a new CUSIP number, 416906204.

At the Effective Time, every 10 shares of Common Stock outstanding will be combined, automatically and without any action on the part of the Company or its stockholders, into one share of Common Stock. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split. After that sale, each stockholder who would have been entitled to a fractional share will instead receive a cash payment (without interest) in an amount equal to its respective pro rata share of the total proceeds of such sale.

The reverse stock split will reduce the number of shares of Common Stock issued and outstanding from approximately 44,179,894 to approximately 4,471,989. Following the reverse stock split, the authorized number of shares of Common Stock will remain at 80,000,000.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Harvard Bioscience, Inc., dated March 6, 2026.
	99.1	Press Release, dated March 6, 2026.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: March 6, 2026	By:	/s/ Mark Frost
Mark Frost
Interim Chief Financial Officer